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                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements of Boston Properties, Inc. on Forms S-3 (File Numbers, 333-101255, 333-92402, 333-36142, 333-39114, 333-40618, 333-51024, 333-58694, 333-60219,
333-61799, 333-64902, 333-68379, 333-69375, 333-70765, 333-80513, 333-81355,
333-82498, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-86585, and
333-91425) and on Forms S-8 (File Numbers 333-52845, 333-54550, 333-70321, and
333-81824) of our report dated February 21, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2003